UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2016 (December 15, 2016 and

December 20, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On each of December 15, 2016 and December 20, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Key Energy Services, Inc., a Delaware corporation (the “Company”) approved the grant of equity compensation awards to certain employees of the Company. Each equity compensation award described below was granted pursuant to the Company’s 2016 Equity and Cash Incentive Plan (the “ECIP”).

On December 15, 2016, the Committee approved the grant of stock option awards to certain employees of the Company. These stock option grants were equally divided between time-based stock options and performance-based stock options for each recipient. Mr. Robert Drummond (President and Chief Executive Officer) received a grant of 50,212 time-based stock options and 50,212 performance-based stock options, and Mr. Marshall Dodson (Senior Vice President, Chief Financial Officer and Treasurer) received 25,506 time-based stock options and 25,506 performance-based stock options. Mr. Jeff Skelly, Senior Vice President of Operations Quality of Key Energy Services, LLC, who is still considered to be a named executive officer pursuant to SEC disclosure rules) received a grant of 4,796 time-based stock options and 4,796 performance-based stock options. The time-based and performance-based stock options will be governed by a form of stock option agreement that the Committee approved for use in connection with the ECIP, the description below of which is qualified in its entirety by reference to Exhibit 10.1 attached hereto and incorporated by reference.

Each stock option was granted with a term of ten years and an exercise price of $19.35, which was 1.5 times the Effective Date Per Share Price as defined in the Company’s Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code by the Company and certain of its affiliates filed with the United States Bankruptcy Court for the District of Delaware on October 24, 2016. The time-based stock options will vest in equal quarterly installments on each anniversary of the date of grant, but will generally be forfeited without payment in the event that the holder’s employment with the Company is terminated prior to vesting for any reason. In the event that the holder of a time-based stock option is terminated without cause or terminates for good reason (each term as defined within the form of award agreement), in either case within the twelve-month period following a change in control (as defined within the form of award agreement), all time-based stock options will become immediately vested and exercisable. The performance-based stock options will generally vest in equal quarterly installments over four individual calendar year performance periods, beginning in 2017, so long as the Company generates at least $100,000,000 of “EBITDA” (the Company’s earnings before interest, taxes, depreciation and amortization) in each annual performance period; provided, however, that the first quarterly installment will vest at the end of the 2017 performance period if the holder has been continuously employed from the grant date until the end of the 2017 year. The performance-based stock options will generally be forfeited in the event that the holder is terminated for any reason prior to vesting.

On December 20, 2016, the Committee approved the grant of restricted stock unit awards (“RSUs”) and additional grants of stock options to certain employees of the Company. Each recipient received an equal amount of time-based and performance-based RSUs, and an equal amount of time-based and performance-based stock options. Mr. Drummond received 100,425 time-based RSUs, 100,425 performance-based RSUs, 50,212 time-based stock options and 50,212 performance-based stock options. Mr. Dodson received 51,012 time-based RSUs, 51,012 performance-based RSUs, 25,506 time-based stock options and 25,506 performance-based stock options. Mr. Skelly received 9,591 time-based RSUs, 9,591 performance-based RSUs, 4,796 time-based stock options and 4,796 performance-based stock options The stock options were granted under the same time-based and performance-based terms as described above with respect to the December 15, 2016 grants and the form of award agreement described above, with the exception that the exercise price for these options was set at $47.99, which was the 1.5 times the fair market value of the Company’s common stock on the date of grant.

The time-based and performance-based RSUs will be governed by a form of RSU agreement that the Committee approved for use in connection with the ECIP, the description below of which is qualified in its entirety by reference to Exhibit 10.2 attached hereto and incorporated by reference. Each RSU will be settled in the form of the Company’s common stock on a one-for-one basis. The time-based RSUs will vest in equal quarterly installments on each anniversary of the date of grant, but will generally be forfeited without payment in the event that the holder’s employment with the Company is terminated prior to vesting for any reason. In the event that the holder of a time-based RSU is terminated without cause or terminates for good reason (each term as defined within the form of award agreement), in either case within the twelve-month period following a change in control (as defined within the form of award agreement), all time-based RSUs will become immediately vested. The performance-based RSUs will generally vest in equal quarterly installments over four individual calendar year performance periods, beginning in 2017, so long as the Company generates at least $100,000,000 of EBITDA in each annual performance period; provided, however, that the first quarterly installment will vest at the end of the 2017 performance period if the holder has been continuously employed from the grant date until the end of the 2017 year. The performance-based RSUs will generally be forfeited in the event that the holder is terminated for any reason prior to vesting.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Form of Stock Option Award (Time-based and Performance-based Vesting Terms)

10.2*	Form of Restricted Stock Unit Award (Time-based and Performance-based Vesting Terms)

*	filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 21, 2016	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.

10.1*	Form of Stock Option Award (Time-based and Performance-based Vesting Terms)

10.2*	Form of Restricted Stock Unit Award (Time-based and Performance-based Vesting Terms)

*	filed herewith